   As filed with the Securities and Exchange Commission on August 1, 2001

                                                Registration No. 333-___________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              PC CONNECTION, INC.
            (Exact name of registrant as specified in its charter)

                Delaware                              02-0513618
     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)            Identification Number)

         Route 101A, 730 Milford Road, Merrimack, New Hampshire  03054
            (Address of Principal Executive Offices)        (Zip Code)

          1997 Amended and Restated Stock Incentive Plan, as amended
                           (Full title of the plan)

                                Patricia Gallup
                             Chairman of the Board
                              PC Connection, Inc.
                                  Route 101A
                               730 Milford Road
                        Merrimack, New Hampshire 03054
                    (Name and address of agent for service)

                                (603) 423-2000
         (Telephone number, including area code, of agent for service)
________________________________________________________________________________


                        CALCULATION OF REGISTRATION FEE

 Title of securities to      Amount to be           Proposed maximum          Proposed maximum         Amount of
    be registered             registered           offering price per        aggregate offering      registration
                                                         share (1)                  price (1)             fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock,                 600,000                  $13.85                  $8,310,000               $2,078
 $0.01 par value
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on Nasdaq National Market on July 31, 2001 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

________________________________________________________________________________

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.  Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission
(the "Commission").   The following documents, which are on file with the
Commission, are incorporated in this registration statement by reference:

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the registrant's registration statement on Form 8-A and filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated
by reference herein modifies or supersedes such statement.   Any
statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6.  Indemnification of Directors and Officers.

          Article SEVENTH of the registrant's Amended and Restated Certificate of Incorporation, as amended provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the registrant shall be personally liable to the registrant of its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

          Article EIGHTH of the registrant's Amended and Restated Certificate of Incorporation, as amended provides that the registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of his or her position (an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Article EIGHTH of the registrant's Amended and Restated Certificate of Incorporation, as amended provides that the registrant shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in its favor by reason of Indemnitee's position or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses and, to the extent permitted by law amounts paid in settlement actually and reasonably incurred by him or her on his or her behalf in connection with such action, suit or proceeding, and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant.

          Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The registrant maintains a general liability insurance policy which covers certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
    Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, New Hampshire, on the 31st day of July, 2001.

                              PC CONNECTION, INC.



                              By:   /s/ Patricia Gallup
                                    --------------------------------
                                    Patricia Gallup
                                    Chairman of the Board



                               POWER OF ATTORNEY

We, the undersigned officers and directors of PC Connection, Inc. hereby severally constitute Patricia Gallup and Wayne L. Wilson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable PC Connection, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                              Title                            Date
        ---------                              -----                            ----


/s/ Patricia Gallup                 Chairman of the Board                   July 31, 2001
--------------------------
Patricia Gallup

/s/ Kenneth Koppel                  Chief Executive Officer                 July 31, 2001
--------------------------          (principal executive officer)
Kenneth Koppel


/s/ Wayne L. Wilson                 President and Chief Operating Officer   July 31, 2001
--------------------------          (principal operating officer)
Wayne L. Wilson


/s/ Mark A. Gavin                   Chief Financial Officer (principal      July 31, 2001
--------------------------          financial and accounting officer)
Mark A. Gavin


/s/ David Hall                      Vice Chairman of the Board              July 31, 2001
--------------------------
David Hall


/s/ David Beffa-Negrini             Director                                July 31, 2001
--------------------------
David Beffa-Negrini


/s/ Martin C. Murrer                Director                                July 31, 2001
--------------------------
Martin C. Murrer


/s/ Peter J. Baxter                 Director                                July 31, 2001
--------------------------
Peter J. Baxter


/s/ Joseph Baute                    Director                                July 31, 2001
--------------------------
Joseph Baute

                                 Exhibit Index
                                 -------------


Exhibit
Number       Description
------       -----------
4.1(1)       Amended and Restated Certificate of Incorporation of the
             registrant, as amended, as currently in effect.
4.2(2)       By-Laws of the registrant
5.1          Opinion of Hale and Dorr LLP
15           Letter on unaudited interim financial information
23.1         Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2         Consent of Deloitte & Touche LLP
24           Power of Attorney (included in the signature page of this
             Registration Statement)

_______________________
(1) Incorporated herein by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-4 (File No. 333-63272).

(2) Incorporated herein by reference to Exhibit 3.4 to the registrant's Registration Statement on Form S-1 (File No. 333-41171).